As filed with the Securities and Exchange Commission on March 7, 2008
Registration No. 333-145254

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
Registration Statement Under
The Securities Act of 1933

ALLEGRO MICROSYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3674	22-3056180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

115 Northeast Cutoff
Worcester, MA 01606
508-853-5000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dennis H. Fitzgerald
President and Chief Executive Officer
Allegro MicroSystems, Inc.
115 Northeast Cutoff
Worcester, MA 01606
508-853-5000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Yoshiki Shimada, Esq. Alan L. Jakimo, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 212-839-5300	William B. Brentani, Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, CA 94304 650-251-5000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-145254) is filed solely to file the exhibits indicated in Item 16 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
3	.1**	Amended and Restated Certificate of Incorporation of the registrant.
3	.2**	Amended and Restated By-laws of the registrant.
4	.1*	Form of registrant’s Common Stock Certificate.
5	.1*	Opinion of Sidley Austin llp.
10	.1**	2001 Stock Option Plan and form of agreements thereunder.
10	.2**	2007 Long-Term Incentive Plan.
10	.3**	Executive Deferred Compensation Plan for the registrant.
10	.4**	Severance Agreement, dated March 30, 2001, between the registrant and Dennis H. Fitzgerald and Letter Agreement, dated June 27, 2003, between the registrant and Dennis H. Fitzgerald, entered in relation thereto.
10	.5**	Affiliation Agreement, dated October 3, 2007, between Sanken Electric Co., Ltd. and the registrant.
10	.6†	Distribution Agreement Japan, dated July 5, 2007, between Sanken Electric Co., Ltd. and the registrant.
10	.7†	Distribution Agreement, dated July 5, 2007, between Sanken Electric Co., Ltd. and the registrant.
10	.8†	Sales Representative Agreement, dated July 5, 2007, between Sanken Electric Co., Ltd. and the registrant.
10	.9†	Wafer Foundry Agreement, dated August 1, 2007, between the registrant and Polar Semiconductor, Inc.
10	.10†	Joint Technology Development Agreement, effective as of September 13, 2007, among Polar Semiconductor, Inc., Sanken Electric Co., Ltd. and the registrant.
10	.11†	Technology Development Agreement, dated November 6, 2001, between PolarFab, Inc. (now known as Polar Semiconductor, Inc.) and the registrant.
10	.12†	Technology Transfer Agreement, dated November 30, 2002, between the registrant and Sanken Electric Co., Ltd.
10	.13**	Letter of Consent/Coexistence Agreement, dated October 3, 2006, between Cadence Design Systems, Inc. and the registrant.
10	.14**	Lease Agreement, dated August 19, 2003, between Airtight II, LLC and the registrant.
10	.15**	Contract of Lease, dated October , 2000, between the Government of the Republic of the Philippines and Allegro MicroSystems Philippines, Inc.
10	.16**	Contract of Lease, dated April 1, 2004, between Allegro MicroSystems Philippines Realty, Inc. and Allegro MicroSystems Philippines, Inc.
10	.17**	Loan Agreement, dated April 12, 2004, between the registrant and Sanken Electric Co., Ltd. and Memorandum, dated June 30, 2006, entered in relation thereto.
10	.18**	Loan Agreement, dated July 13, 2005, between the registrant and Sanken Electric Co., Ltd. and Memorandum, dated June 30, 2006, entered in relation thereto.
10	.19**	Loan Agreement, dated January 26, 2007, between the registrant and Sanken Electric Co., Ltd.
10	.20**	Loan Agreement, dated October 10, 2003, between Allegro MicroSystems Philippines, Inc. and Equitable PCI Bank.
10	.21**	Deed of Undertaking, dated October 10, 2003, entered by Allegro MicroSystems Philippines, Inc. and Allegro MicroSystems Philippines Realty, Inc. in favor of Equitable PCI Bank.

Exhibit
Number		Description

10	.22**	Mortgage, dated May 4, 2004, executed by Allegro MicroSystems Philippines, Inc. and Allegro MicroSystems Philippines Realty, Inc. in favor of Equitable PCI Bank.
10	.23†	Agreement, dated December 28, 2006, among Sharp Corporation, Sanken Electric Co., Ltd. and the registrant.
10	.24†	Agreement, dated December 28, 2006, between Sanken Electric Co., Ltd. and the registrant.
10	.25**	Executive Deferred Compensation Plan, as amended and restated as of October 1, 2007.
10	.26**	Severance Agreement, dated October 3, 2007, between the registrant and Dennis H. Fitzgerald.
10	.27**	Severance Agreement, dated October 3, 2007, between the registrant and Mark A. Feragne.
21	.1**	List of subsidiaries of the registrant.
23	.1**	Consent of Ernst & Young LLP.
23	.2*	Consent of Sidley Austin llp (included in Exhibit 5.1).
24	.1**	Powers of Attorney (see signature pages of Form S-1, dated August 8, 2007, and Amendment No. 1 to Form S-1, dated November 30, 2007).

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission by Allegro MicroSystems, Inc.

(b) Consolidated Financial Statements Schedules:

No financial statement schedules are provided because the information is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, State of Massachusetts, on March 7, 2008.

ALLEGRO MICROSYSTEMS, INC.

By:	/s/ DENNIS H. FITZGERALD
Name: Dennis H. Fitzgerald

Title:	President and Chief Executive Officer,
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ DENNIS H. FITZGERALD Dennis H. Fitzgerald		President and Chief Executive Officer, Director (Principal Executive Officer)	March 7, 2008

/s/ MARK A. FERAGNE Mark A. Feragne		Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2008

* Sadatoshi Iijima		Chairman of the Board	March 7, 2008

* Kiyoshi Imaizumi		Director	March 7, 2008

* Hidejiro Akiyama		Director	March 7, 2008

* Yoshihiro Suzuki		Director	March 7, 2008

* Richard R. Lury		Director	March 7, 2008

* John H. MacKinnon		Director	March 7, 2008

*By:	/s/ DENNIS H. FITZGERALD Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
3	.1**	Amended and Restated Certificate of Incorporation of the registrant.
3	.2**	Amended and Restated By-laws of the registrant.
4	.1*	Form of registrant’s Common Stock Certificate.
5	.1*	Opinion of Sidley Austin llp.
10	.1**	2001 Stock Option Plan and form of agreements thereunder.
10	.2**	2007 Long-Term Incentive Plan.
10	.3**	Executive Deferred Compensation Plan for the registrant.
10	.4**	Severance Agreement, dated March 30, 2001, between the registrant and Dennis H. Fitzgerald and Letter Agreement, dated June 27, 2003, between the registrant and Dennis H. Fitzgerald, entered in relation thereto.
10	.5**	Affiliation Agreement, dated October 3, 2007, between Sanken Electric Co., Ltd. and the registrant.
10	.6†	Distribution Agreement Japan, dated July 5, 2007, between Sanken Electric Co., Ltd. and the registrant.
10	.7†	Distribution Agreement, dated July 5, 2007, between Sanken Electric Co., Ltd. and the registrant.
10	.8†	Sales Representative Agreement, dated July 5, 2007, between Sanken Electric Co., Ltd. and the registrant.
10	.9†	Wafer Foundry Agreement, dated August 1, 2007, between the registrant and Polar Semiconductor, Inc.
10	.10†	Joint Technology Development Agreement, effective as of September 13, 2007, among Polar Semiconductor, Inc., Sanken Electric Co., Ltd. and the registrant.
10	.11†	Technology Development Agreement, dated November 6, 2001, between PolarFab, Inc. (now known as Polar Semiconductor, Inc.) and the registrant.
10	.12†	Technology Transfer Agreement, dated November 30, 2002, between the registrant and Sanken Electric Co., Ltd.
10	.13**	Letter of Consent/Coexistence Agreement, dated October 3, 2006, between Cadence Design Systems, Inc. and the registrant.
10	.14**	Lease Agreement, dated August 19, 2003, between Airtight II, LLC and the registrant.
10	.15**	Contract of Lease, dated October , 2000, between the Government of the Republic of the Philippines and Allegro MicroSystems Philippines, Inc.
10	.16**	Contract of Lease, dated April 1, 2004, between Allegro MicroSystems Philippines Realty, Inc. and Allegro MicroSystems Philippines, Inc.
10	.17**	Loan Agreement, dated April 12, 2004, between the registrant and Sanken Electric Co., Ltd. and Memorandum, dated June 30, 2006, entered in relation thereto.
10	.18**	Loan Agreement, dated July 13, 2005, between the registrant and Sanken Electric Co., Ltd. and Memorandum, dated June 30, 2006, entered in relation thereto.
10	.19**	Loan Agreement, dated January 26, 2007, between the registrant and Sanken Electric Co., Ltd.
10	.20**	Loan Agreement, dated October 10, 2003, between Allegro MicroSystems Philippines, Inc. and Equitable PCI Bank.
10	.21**	Deed of Undertaking, dated October 10, 2003, entered by Allegro MicroSystems Philippines, Inc. and Allegro MicroSystems Philippines Realty, Inc. in favor of Equitable PCI Bank.
10	.22**	Mortgage, dated May 4, 2004, executed by Allegro MicroSystems Philippines, Inc. and Allegro MicroSystems Philippines Realty, Inc. in favor of Equitable PCI Bank.
10	.23†	Agreement, dated December 28, 2006, among Sharp Corporation, Sanken Electric Co., Ltd. and the registrant.
10	.24†	Agreement, dated December 28, 2006, between Sanken Electric Co., Ltd. and the registrant.
10	.25**	Executive Deferred Compensation Plan, as amended and restated as of October 1, 2007.

Exhibit
Number		Description

10	.26**	Severance Agreement, dated October 3, 2007, between the registrant and Dennis H. Fitzgerald.
10	.27**	Severance Agreement, dated October 3, 2007, between the registrant and Mark A. Feragne.
21	.1**	List of subsidiaries of the registrant.
23	.1**	Consent of Ernst & Young LLP.
23	.2*	Consent of Sidley Austin llp (included in Exhibit 5.1).
24	.1**	Powers of Attorney (see signature pages of Form S-1, dated August 8, 2007, and Amendment No. 1 to Form S-1, dated November 30, 2007).

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission by Allegro MicroSystems, Inc.